EXHIBIT 10.H

LOAN AGREEMENT

First Union National Bank
301 South Tryon Street
Charlotte, North Carolina 28202
(Hereinafter referred to as the "Bank")

Kenan Transport Company
143 West Franklin Street
Chapel Hill, North Carolina 27516-3910
(Hereinafter referred to as the "Borrower")

This Loan Agreement ("Agreement") is entered into February 13, 1998, by and between Bank and Borrower, a Corporation (For profit) organized under the laws of North Carolina.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $20,000,000.00 which is evidenced by the Promissory Note executed of even date herewith ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount as reduced on a quarterly basis according to the availability reduction schedule specified in the Note. The Loan proceeds are to be used by Borrower for refinancing outstanding obligations, if any, pursuant to Borrower's existing $7,000,000.00 line of credit with Bank, financing acquisitions and related capital expenses, working capital and general corporate purposes. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 80% of the issued and outstanding voting
stock is owned directly or indirectly by Borrower.   Each Subsidiary of
the Bank, now existing or hereafter acquired, will execute an unconditional guaranty of the Note identical in form to that attached hereto as Exhibit A.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:

Accurate Information. All information now and hereafter furnished to Bank is and will be as of the date of any future advance true, correct and complete provided however that any projections on Borrower's future performance provided to Bank by Borrower while made in good faith, were intended to be predictions and are not warranted as to ultimate accuracy. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including guarantys and contingent liabilities of a type required by generally accepted accounting principles to be reflected therein), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents.


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Authorization; Non-Contravention.  The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors (subject to bankruptcy and other equitable principles); and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor.

Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens") and listed on the Schedule of Permitted Liens attached hereto as Exhibit B. To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen.

Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. Section 101(32).

Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. Section 3617, et seq.) or narcotics (including 21 U.S.C. Section 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable.

Organization and Authority. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor.

No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor the potential aggregate liability to Borrower for which in the reasonable estimation of Borrower, exceeds $2,000,000.00.


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Regulation U.  None of the proceeds of the Loan made pursuant to this
Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U.

ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will:

Business Continuity. Conduct its business in substantially the same manner as such business is now and has previously been conducted.

Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement.

Access to Books & Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense.

Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; and provide such proof of insurance coverage as the Bank may from time to time reasonably request.

Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and
(v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's corporate structure.

Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement and any other Loan Documents as defined in the Note, including but not limited to the ISDA Master Swap Agreement between Borrower and Bank effective December 10, 1997.


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Payment of Debts.  Pay and discharge when due or reasonably promptly thereafter, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders all 10-K's and 10-Q's, and such reports required to be filed by Borrower with any governmental agencies or authorities as the Bank may from time to time reasonably request.

Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.

Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred.

Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower and Subsidiaries will not:

Default on Other Contracts or Obligations. Default (and failure to cure within any applicable cure period) on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $2,000,000.00, in each case, the effect of which default is to permit acceleration or termination of a contract, the acceleration or termination of which would be materially adverse to Borrower.

Material Capital Structure or Business Alteration.   (i) suffer a
material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries, if any; (ii) sell all or substantially all of the business or assets of Borrower, or any of Borrower's Subsidiaries, or; (iii) sell a material portion (25% or more in aggregate) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's Subsidiaries.

Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $2,000,000.00 and that is not discharged or execution is not stayed within Thirty (30) days of entry.

Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired.

Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so.


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Change in Fiscal Year.  Borrower or guarantor shall not change its fiscal year without the consent of Bank.

Guarantees. Guarantee or otherwise become responsible for obligations of any unaffiliated person or entity in an aggregate amount in excess of $2,000,000.00 per fiscal year, other than the endorsement of checks and drafts for collection in the ordinary course of business.

Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) ordinary course liens such as carriers', warehousemen, mechanics' and lessors liens, not to exceed $2,000,000.00 in aggregate at any time; (v) capital leases not exceeding $7,000,000.00 in the aggregate at any time, or (vi) Permitted Liens.

Mergers. Enter into any merger or consolidation unless Borrower is the surviving entity in such merger or consolidation.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, and all financial covenants shall be calculated quarterly on a consolidated trailing twelve month basis, using the consolidated financial information for Borrower, its Subsidiaries, and its holding or parent company, as applicable:

      FUNDS FROM OPERATIONS TO FUNDED DEBT RATIO. Borrower shall at all times maintain a ratio of Funds from Operations to Funded Debt as determined in accordance with generally accepted accounting principles in effect on the date hereof of not less than 40%. "Funds from Operations" is defined as net after tax income of Borrower and its Subsidiaries before extraordinary non-recurring gains or losses plus depreciation and amortization minus dividends for the four fiscal quarters of Borrower most recently ended for which financial statements are due to be provided to Bank pursuant hereto. "Funded Debt" is defined as all indebtedness of Borrower and its Subsidiaries for borrowed money, including, but not limited to, obligations evidenced by notes, debentures, bonds, capital leases, and other similar instruments and shall be determined according to same financial statements used to determine funds from operations.

      FUNDED DEBT TO CAPITALIZATION. Borrower shall at all times maintain a Funded Debt to Capitalization Ratio as determined in accordance with generally accepted accounting principles in effect
      on the date hereof, of not more than 45%.   "Capitalization" is
      defined as the sum of Funded Debt plus Consolidated Stockholder's Equity, determined by reference to the balance sheet from the period most recently ended for which financial statements are due to be provided to Bank pursuant hereto.

      ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, all on a consolidated basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, as from time to time in effect. Supporting schedules to such statements will be supplied upon reasonable request of Bank. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its


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      Subsidiaries, if any.  Any other material qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

      PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank quarterly financial statements, including, without limitation, a balance sheet, quarterly compliance certificate in form attached hereto as Exhibit C, profit and loss statement and statement of cash flows, as soon as available and in any event within 30 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, as from time to time in effect. Supporting schedules to such statements will be supplied upon reasonable request of Bank. Such statements shall be certified as to their correctness by a principal financial officer of Borrower and in each case, if audited statements are required, subject to audit and year-end adjustments.

      FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's or any subsidiary's financial condition. Such information shall be true, complete, and accurate.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:

Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

      IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

           Kenan Transport Company
           Taxpayer Identification Number: 56-0516485


CORPORATE  By:  /s/ Lee P. Shaffer
                -----------------------------------
SEAL            President & Chief Executive Officer

Attest:

 /s/ William L. Boone
 ---------------------
 Secretary

            First Union National Bank

CORPORATE  By: /s/ William D. Alfano
               ---------------------------------

SEAL           President


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                                   EXHIBIT A


UNCONDITIONAL GUARANTY

Kenan Transport Company
143 West Franklin Street
Chapel Hill, North Carolina  27514-3910
(Individually and collectively "Borrower")

________________________
________________________
______________, North Carolina _________
(Individually and collectively "Guarantor")

First Union National Bank
301 South Tryon Street
Charlotte, North Carolina 28202
(Hereinafter referred to as "Bank")

To induce Bank to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, and assigns the timely payment and performance of all liabilities and obligations of Borrower to Bank under that certain Promissory Note dated February 13, 1998 and the Loan Documents as defined therein, and all extensions, modifications and renewals thereof, including without limitation all principal, interest, charges, and costs and expenses incurred thereunder (including attorneys' fees and other costs of collection incurred, regardless of whether suit is commenced) (collectively, the "Guaranteed Obligations").

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated hereunder. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Bank, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give the Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations.

TERMINATION OF GUARANTY. Guarantor may terminate this Guaranty by written notice, delivered personally to or received by certified or registered United States Mail or by overnight courier by an authorized officer of the Bank at the address for notices provided herein. Such termination shall be effective with respect to Guaranteed Obligations arising more than 15 days after the date such written notice is received by said Bank officer. Guarantor may not terminate this Guaranty as to


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Guaranteed Obligations (including any subsequent extensions, modifications or compromises of the Guaranteed Obligations) then existing, or to Guaranteed Obligations arising subsequent to receipt by Bank of said notice if such Guaranteed Obligations are a result of Bank's obligation to make advances pursuant to a commitment entered into prior to expiration of the 15 day notice period, or are a result of advances which are necessary for Bank to protect its collateral or otherwise preserve its interests. Termination of this Guaranty by any single Guarantor will not affect the existing and continuing obligations of any other guarantor hereunder.

APPLICATION OF PAYMENTS, BANK LIEN AND SET-OFF. Monies received from any source by Bank for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Bank. Except as prohibited by law, Guarantor grants Bank a security interest in all of Guarantor's accounts maintained with Bank and any of its affiliates (collectively, the "Accounts"). If a Default occurs, Bank is authorized to exercise its right of set-off or to foreclose its lien against any obligation of Bank to Guarantor including, without limitation, all Accounts or any other debt of any maturity, without notice.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that Bank may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of the Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of, the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Bank and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Bank make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, including any such rights Guarantor might otherwise have had under Va. Code Subsection 49-25 and 49-26, et seq., N.C.G.S. Subsection 26-7, et seq., Tenn. Code Ann. Section 47-12-101, O.C.G.A. Section 10-7-24 (and any successor statute) and any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever; (g) the right to assert against Bank any defense (legal or equitable), set-off, counterclaim,


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or claim that Guarantor may have at any time against Borrower or any other party liable to Bank; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Bank's lien on any collateral, of the Loan Documents, or of any other guaranties held by Bank; (i) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (j) the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that it has relied upon its own due diligence in making its own independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making its own independent appraisal of such matters; and Guarantor has not relied upon and will not hereafter rely upon Bank for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to Bank that on and after the date hereof: (a) the fair saleable value of Guarantor's assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Bank are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement; and (e) at such reasonable times as Bank requests, Guarantor will furnish Bank with such other financial information as Bank may reasonably request; provided however that if Guarantor is a wholly-owned subsidiary of Borrower the submission of consolidated financial statements by Borrower as required by the Loan Agreement shall be adequate financial information.

INTEREST. Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations.

DEFAULT. If any of the following events occur, a default ("Default") under this Guaranty shall exist: (a) Failure of timely payment or performance of the Guaranteed Obligations or a default under any Loan Document; (b) A breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, or contained in any other contract or agreement of Guarantor with Bank or its affiliates, whether now existing or hereafter arising; (c) The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against, Guarantor or any general partner of or the holder(s) of the majority ownership interests of Guarantor; and/or (d) The entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Guarantor in an amount which may have a materially adverse impact on the financial condition of Guarantor.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice. Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEY'S FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor ("Subordinated Debt") to any and all obligations of Borrower to Bank now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank have been paid in full on or prior to such date, and
(ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the Guaranteed Obligations, shall be continuing on or as of the payment date;
(b) Guarantor will place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

MISCELLANEOUS. (a) Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank. Any assignment shall not release Guarantor from the Guaranteed Obligations. (b) Applicable Law; Conflict Between Documents. This Guaranty and other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address shown above without regard to that state's conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. (c) Jurisdiction. Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address shown above. (d) Severability. If any provision of this Guaranty or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other document.
(e) Notices. Any notices to Guarantor shall be sufficiently given, if in writing and mailed or delivered to the Guarantor's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Guarantor changes Guarantor's address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (f) Plural; Captions. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. (g) Binding Contract. Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty and, in the case of amendments or modifications, by Guarantor. (h) Amendments, Waivers and Remedies. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Bank with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively. (i) Partnerships. If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership. The term "Guarantor" includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder. (j) Loan Documents. The term "Loan Documents" refers to all documents executed in connection with the Guaranteed Obligations and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S. Code Section 101).

FINANCIAL AND OTHER INFORMATION. Annual Financial Statements. Guarantor shall deliver to Bank, within 90 days after the close of each fiscal year, financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, all on a consolidated basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, as from time to time in effect. Supporting schedules to such statements will be supplied upon reasonable request of Bank. Such statements shall be certified as to their correctness by a principal financial officer of Guarantor. Additional Information. Guarantor shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Guarantor's financial condition. Such information shall be true, complete, and accurate.

Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty and other Loan Documents ("Disputes") between or among parties to this Guaranty shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Guaranty.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, Bank and Guarantor agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Guarantor shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
(i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Guarantor and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.

                56-0516485
      ------------------------------
      Taxpayer Identification Number


CORPORATE  By: /s/ Lee P. Shaffer
               -----------------------------------
SEAL           President & Chief Executive Officer



ATTEST:


/s/ William L. Boone
---------------------------
Secretary


                                   Page 6
                                   EXHIBIT B


                            KENAN TRANSPORT COMPANY
                          SCHEDULE OF PERMITTED LIENS


As a result of asset purchase of Transport South, Inc. on December 1, 1997, the December 31, 1997 financial statements to be submitted to First Union National Bank will include $3,070,260 in capital lease obligations.

                                   EXHIBIT C


                     BORROWERS' COMPLIANCE CERTIFICATE

      The undersigned officer of Kenan Transport Co. ("KTC") hereby certifies, pursuant to Section 5.01(d) of the Loan Agreement (the "Loan Agreement") dated as of February 13, 1998, among KTC and First Union National Bank (the "Bank"), that:

      1. I have reviewed the terms of the Loan Agreement and have made, or caused to be made under my supervision, a review of the activities and condition of KTC and its Subsidiaries during the accounting period set forth below and that as of the date of this Certificate to the best of the undersigned's knowledge after diligent inquiry the undersigned (on behalf of the Borrowers and not in his individual capacity) certifies: (a) the representations and warranties contained in the Loan Agreement and as set forth in the other Loan Documents are in all material respects true and correct (except (i) such representations and warranties which relate specifically to an earlier date or which refer to financial statements that are not the most recent financial statements of KTC and its Subsidiaries furnished to the Bank pursuant to the Loan Agreement, and
(ii) those representations which are no longer true due to an action or event specifically permitted by the provisions of the Loan Documents); (b) no Default or Event of Default has occurred and is continuing that has not been waived by the Bank in writing (or if a Default or Event of Default has occurred, attached is a description in reasonable detail as to the proposed action to be taken by the Borrowers with respect thereto); and
(c) no change has occurred in the operations or condition, financial or otherwise, of the Borrowers since the Closing Date which could have a Material Adverse Effect.

      2.    (a)   Quarterly Statements.  The accompanying financial
            statements of KTC and its Subsidiaries as of December 31, 1997 for the quarterly accounting period ending December 31, 1997 present fairly, in accordance with GAAP, the financial position of KTC and its Subsidiaries as of the end of such period, and the results of operations for such period then ended, and for the elapsed portion of the fiscal year ended with the last day of such period, in each case prepared in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments under GAAP).

            (b) Annual Statements. The accompanying audited financial statements of KTC and its Subsidiaries as of December 31, 1997 for the annual accounting period ending December 31, 1997 present fairly, in accordance with GAAP, the financial position of KTC and its Subsidiaries as of the end of such period, and the results of operations for such period then ended, on the basis presented.

      3. To the best of the undersigned's knowledge after diligent inquiry, the undersigned (on behalf of the Borrowers and not in his individual capacity) certifies that the Borrowers have observed, performed and fulfilled in all material respects each and every obligation and covenant contained in the Loan Agreement. Attached hereto as Schedule I are calculations performed by me or under my supervision demonstrating for the accounting period set forth above the Borrowers' compliance with each of the following Sections of the Loan
Agreement:

            (a)   Financial Covenants - Funds from Operations to Funded
                  Debt Ratio
            (b)   Financial Covenants - Funded Debt to Capitalization

      Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

      IN WITNESS WHEREOF, I have signed this Certificate as of February
13, 1998.


                          By:    /s/ William L. Boone
                                 ------------------------


                          Name:  William L. Boone
                                 ------------------------


                          Title: Vice President - Finance
                                 ------------------------


                                   Page 2